Exhibit 23.2

201 N. Illinois Street, Suite 700
P.O. Box 44998
Indianapolis, IN 46244-0998
317.383.4000 Fax 317.383.4200 www.bkd.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of West End Indiana Bancshares, Inc. of our report dated April 29, 2011 on our audits of the consolidated financial statements of West End Bank, MHC, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the references to our firm under the caption “Experts” in the Prospectus.

BKD, llp

Indianapolis, Indiana
October 12, 2011